EX. 12(b)(i)

CERTIFICATION

In connection with the report on Form N-CSR of SBL Fund (the “Registrant”) for the semi-annual period ended June 30, 2014 (the “Report”), I, Donald C. Cacciapaglia, President and Chief Executive Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: September 05, 2014
/s/ Donald C. Cacciapaglia
Donald C. Cacciapaglia,
President and Chief Executive Officer

EX. 12(b)(ii)

CERTIFICATION

In connection with the report on Form N-CSR of SBL Fund (the “Registrant”) for the semi-annual period ended June 30, 2014 (the “Report”), I, John L. Sullivan, Chief Financial Officer and Treasurer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: September 05, 2014
/s/ John L. Sullivan
John L. Sullivan,
Chief Financial Officer and Treasurer